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                                                                   Exhibit 10(5)


                            NOTE CONVERSION AGREEMENT

                  This Note Conversion Agreement (this "Agreement") is entered this 15th day of May, 1998, by and between Sentex Sensing Technology, Inc., a New Jersey corporation ("Sentex"), and Clarion Capital Corporation, a Delaware corporation ("Clarion").



                              W I T N E S S E T H :
                              - - - - - - - - - -

                  WHEREAS, on November 30, 1996, Sentex issued to Clarion (i) a promissory note in the aggregate principal amount of $473,164.00 (the "Class A Convertible Note"), which is exchangeable, under certain conditions, into 8,419,288 common shares, no par value, of Sentex (the "Common Shares") and (ii) a promissory note in the aggregate principle amount of $136,414.00 (the "Clarion Note" and together with the Class A Convertible Note, the "Convertible Notes"), which such Clarion Note is exchangeable, under certain conditions, into 7,031,649 Common Shares;

                  WHEREAS, the Board of Directors of Sentex has determined that it is in the best interest of Sentex to permit Clarion to convert the Convertible Notes into 15,450,937 Common Shares (the "Principal Shares"), without regard to the actual restrictions contained on such Convertible Notes; and

                  WHEREAS, Sentex and Clarion have agreed that Clarion is entitled to receive 1,118,469 Common Shares in satisfaction of all interest due under the Convertible Notes through the date hereof (the "Interest Shares" and together with the Principle Shares, the "Converted Shares"); and

                  WHEREAS, Clarion has determined that it desires to convert the Convertible Note into the Principal Shares and accept the Interest Shares in lieu of all other claims for interest under the Convertible Notes;

                  NOW, THEREFORE, in consideration of the premises and of the mutual promises and covenants set forth herein, the parties agree to the following:

                  1. CONVERSION OF NOTES. Clarion hereby surrenders to the custody of Sentex the Convertible Notes, together with all interest accrued thereon in exchange for Converted Shares. Sentex hereby issues to Clarion the converted Shares in exchange for the Convertible Notes and Clarion's claim for all accrued interest due thereon.

                  2. REPRESENTATIONS AND WARRANTIES OF CLARION. Clarion represents and warrants to Sentex that (i) Clarion is duly organized, validly existing, and in good standing in the State of Delaware and is licensed to do business and in good standing in the State of Ohio; (ii) Clarion has the full power and authority to execute, deliver and perform its obligations under this Agreement; (iii) Clarion has taken such action as is necessary to authorize the execution, delivery and performance of this Agreement; (iv) neither the execution nor the performance of this Agreement will conflict with, be a violation of, or cause a breach of any agreement to which Clarion is a party;
(v) from November 30, 1996 through the date hereof, Clarion has been the only holder of the Convertible Notes; and (vi) no third party has any right or claim to payments or other performance due under the either Convertible Note. These representations and warranties shall survive the performance of this Agreement. Clarion shall indemnify and hold Sentex harmless from and against any and all losses, liabilities, damages, costs and expense asserted against, imposed upon or incurred or suffered by Sentex as a result of any inaccuracy in these representations or warranties; provided Clarion shall have the right to control the defense of any claim by a third party.

                  3. REPRESENTATIONS AND WARRANTIES OF SENTEX. Sentex represents and warrants to Sentex that (i) Sentex is duly organized validly existing; (ii) Sentex has the full power and authority to


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execute, deliver and perform its obligations under this Agreement; (iii) Sentex has taken such action as is necessary to authorize the execution, delivery and performance of this Agreement; (iv) neither the execution nor the performance of this Agreement will conflict with, be a violation of, or cause a breach of any agreement to which Sentex is a party; and (v) the Conversion Shares have been duly authorized are fully paid and nonassessable. These representations and warranties shall survive the performance of this Agreement. Sentex shall indemnify and hold Clarion harmless from and against any and all losses, liabilities, damages, costs and expense asserted against, imposed upon or incurred or suffered by Clarion as a result of any inaccuracy in these representations or warranties; provided Sentex shall have the right to control the defense of claim by a third party.

                  4. SECURITIES FILINGS. Clarion shall be responsible to make a file, at its own expense, all filing required by the Securities and Exchange Commission.

                  5. TERMINATION OF AGREEMENTS. Effective upon the disposition of the Converted Shares by Clarion to any third party that is not an affiliate or associate of Clarion, all of Clarion's rights and obligations and all of Sentex's rights and obligations (as such rights and obligations relate to Clarion) under the Participation Rights Agreement, dated November 29, 1996 and the Board Representation Agreement, dated November 29, 1996, shall automatically terminate.

                  6. MUTUAL RELEASE.

                  (a) Except as provided for in Section 6(b), upon the disposition of the Converted Shares by Clarion, each of Clarion and Sentex, on its own behalf and on behalf of its, successors, and assigns, hereby waives, releases, discharges and forever holds harmless the other, its shareholders, directors, officers, agents and employees, and anyone connected with any such entity from any and all claims, demands, rights and causes of action of whatsoever kind and nature that Clarion or Sentex, as the case may be, may have relating to the action taken by either of them in connection with Clarion's its investment in Sentex or its associate's representation on the Board of Directors of Sentex, including any claim in contract, or tort, or under any federal or state statute, including without limitation federal or state securities laws.

                  (b) Notwithstanding anything in this Section 6 to the contrary, Seller nor Buyer releases the other from any claim relating to fraud, intentional misrepresentation or the misappropriation of property, or from any claim that may arise under this Agreement.

                  7. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements with respect to such subject matter.

                  8. BINDING EFFECT ASSIGNMENT. The provisions of this Agreement are binding upon and inure to the benefit of the parties hereto and their respective successors. This Agreement may not be assigned by either party without the prior written consent of the other party.

                  9. APPLICABLE LAW. This Agreement shall be governed and construed exclusively in accordance with the laws of the State of New Jersey, without regard to principles of conflicts of laws.

                  10. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original for all purposes, and all of which together shall constitute one agreement.



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                  IN WITNESS WHEREOF, the parties hereto have set their hands to this Agreement on the date first written above.



                                  SENTEX SENSING TECHNOLOGY, INC.



                                     /s/ Robert S. Kendall
                                  -----------------------------------------
                                  Robert S. Kendall, Chairman and President




                                  CLARION CAPITAL CORPORATION


                                     /s/ Morty Cohen
                                  -----------------------------------------
                                  Morty Cohen, Chairman






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